Amendment III to reinsurance agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the GENERAL REASSURANCE CORPORATION of Stamford, Connecticut.

Amendment           III.
------------------------

Schedule A is hereby voided and replaced by the attached Schedule A - Amended, effective January 22, 1986.

All provisions of the reinsurance agreement not in conflict with the provisions of this amendment will continue unchanged.

This amendment is signed in duplicate at the dates and places indicated with an effective date of January 22, 1986.

Date: February 4, 1988          CENTURY LIFE OF AMERICA
     -------------------------
Place: Waverly, IA              By: /s/ Daniel E. Meylink Sr.
      ------------------------     ---------------------------------------------
Witness: /s/ Kathryn M. Miller  Title: Senior V.P-Finance & Information Services
        ----------------------        ------------------------------------------

Date: January 27, 1988          GENERAL REASSURANCE CORPORATION
     -------------------------
Place: Stamford, CT             By: /s/  Signature
      ------------------------     ---------------------------------------------
Witness: /s/ Brian G. Holland   Title: Vice President
        ----------------------        ------------------------------------------

                              SCHEDULE A - AMENDED
                              --------------------

                             Agreement Number 5356-1

Part I - Retention Limits of CENTURY LIFE OF AMERICA
----------------------------------------------------

A.  LIFE*

                                    STANDARD
                                    --------
                    Ages
                    ----
                   0 - 70                            $300,000
                  71 - 80                              25,000

                                   SUBSTANDARD
                                   -----------

Age      A & AA      B & BB        C-D         E-F         H-J         L-P
---      ------      ------        ---         ---         ---         ---
0-50    $300,000    $265,000    $225,000    $180,000    $115,000     $60,000
  51     289,000     255,000     217,000     173,000     111,000      58,500
  52     278,000     245,000     208,000     167,000     106,000      56,000
  53     266,000     235,000     200,000     160,000     102,000      53,500
  54     255,000     225,000     191,000     153,000      98,000      51,000
  55     244,000     215,000     183,000     146,000      93,000      49,500

  56     233,000     205,000     174,000     140,000      89,000      47,000
  57     221,000     195,000     166,000     133,000      85,000      44,500
  58     210,000     186,000     158,000     126,000      81,000      42,000
  59     199,000     176,000     149,000     119,000      76,000      40,500
  60     188,000     166,000     141,000     113,000      72,000      38,000

  61     176,000     156,000     132,000     106,000      68,000      35,500
  62     165,000     146,000     124,000      99,000      63,000      33,000
  63     154,000     136,000     115,000      92,000      59,000      31,500
  64     143,000     126,000     107,000      86,000      55,000      29,000
  65     131,000     116,000      98,000      79,000      50,000      26,500

  66     120,000     106,000      90,000      72,000      46,000      24,000
  67     109,000      96,000      82,000      65,000      42,000      22,500
  68      98,000      86,000      73,000      59,000      37,000      20,000
  69      86,000      76,000      65,000      52,000      33,000      17,500
  70      75,000      66,000      56,000      45,000      29,000      15,000

* Minimum cession amount $15,000

B. WAIVER OF PREMIUM

   $150,000 of total premium

C. ACCIDENTAL DEATH BENEFIT**

   $100,000
   **Minimum cession amount $10,000

                                           Schedule A - Amended Continues . . .

Schedule A, pg 2

Part II - AUTOMATIC BINDING LIMITS
----------------------------------

A.  LIFE

    Ages 0 through 70
    -----------------

  * Four (4) times Life retention

  * If, on a current issue, the amount to be ceded, combined with all other amounts ceded to GRA on that life, exceeds $999,999, the total current issue will be submitted on an individual cession. All future amounts ceded to GRA on that life must also be submitted on an individual cession basis.

    Ages 71 through 80
    ------------------

 ** Two (2) times Life retention

 ** The maximum automatic binding limit for this age group is $50,000. Any cession over $50,000 will be submitted facultatively.

B.  WAIVER OF PREMIUM

    Excess of retention not to exceed the Acceptance and Participation Limits (Article I.4.)

C.  ACCIDENTAL DEATH BENEFIT

    To $150,000 subject to Jumbo Limits (Article I.3.)

Part III - SURNAMES COVERED
---------------------------

    The preceding schedules refer to insured lives whose surnames begin with the letters L through Z on the plans shown in Schedule C.


                                                     Effective January 22, 1986